[Logo]             GRASSI & CO., CPAs, P.C.
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May 6, 2003

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Dear Sirs:

We have read the statements made by International Smart Sourcing, Inc., which we understand was filed with the Commission pursuant to Item 4 on Form 8-K, as part of the Company's Report on the Form 8-K dated May 5, 2003.

We agree with the statements concerning our firm in said Form 8-K.

Very Truly yours,

GRASSI & CO., CPAs, P.C.

/s/ Louis C. Grassi

Louis C. Grassi, CPA, CFE
Managing Partner

cc: Alexandria DonAngelo
    Koerner Silberberg & Weiner

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2001 Marcus Avenue - Suite S-265                   805 Third Avenue - 21st Floor
Lake Success, New York 11042                            New York, New York 10022
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